UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 1, 2006

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In 2004 and 2005, we reported on several inquiries by the U.S. Attorney in Philadelphia with which we have cooperated.

We were recently advised by the U.S. Attorney’s office that it has concluded its investigations without any action against us and, as a result, Commerce and its employees are not subjects of any investigations by that office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

November 1, 2006	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Executive Vice President and Chief Financial Officer